EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name of Company	State in which Incorporated or Country in which Organized
Colgate Flavors and Fragrances, Inc.	Delaware
Colgate (Guangzhou) Co. Ltd.	China
Colgate Oral Pharmaceuticals, Inc.	Delaware
Colgate-Palmolive (America), Inc.	Delaware
Colgate-Palmolive Argentina S.A.	Argentina
Colgate-Palmolive A/S	Denmark
Colgate-Palmolive Belgium S.A./N.V.	Belgium
Colgate-Palmolive Beteiligungsgesellschaft mbH	Germany
Colgate-Palmolive Canada, Inc.	Canada
Colgate-Palmolive (Central America), Inc.	Delaware
Colgate-Palmolive (Centro America) S.A.	Guatemala
Colgate-Palmolive, Cia.	Delaware
Colgate-Palmolive Compania Anonima	Venezuela
Colgate-Palmolive Company, Distr.	Puerto Rico
Colgate-Palmolive Deutschland Holding GmbH	Germany
Colgate-Palmolive (Dominican Republic), Inc.	Delaware
Colgate-Palmolive (Eastern) Pte. Ltd	Singapore
Colgate-Palmolive España, S.A./N.V.	Spain
Colgate-Palmolive Europe S.A.	Belgium
Colgate-Palmolive Europe SARL	France
Colgate-Palmolive G.m.b.H.	Germany
Colgate-Palmolive (Guangzhou) Co., Ltd.	China
Colgate-Palmolive (H.K.) Ltd.	Hong Kong
Colgate-Palmolive Holding Inc.	Delaware
Colgate-Palmolive (India) Limited	India
Colgate-Palmolive Industria e Comercio Ltda. (formerly Kolynos do Brazil Ltda)	Brazil
Colgate-Palmolive International Incorporated	Delaware
Colgate-Palmolive Investments, Inc.	Delaware
Colgate-Palmolive Italia S.r.l.	Italy
Colgate-Palmolive Ltd.	New Zealand
Colgate-Palmolive (Malaysia) Sdn Bhd	Malaysia
Colgate-Palmolive Management Services (Hong Kong) Limited	Hong Kong
Colgate-Palmolive (Marketing) Sdn Bhd	Malaysia
Colgate-Palmolive Mennen Limited	United Kingdom
Colgate-Palmolive Norge A/S	Norway
Colgate-Palmolive (Poland) Sp. z 0.0.	Poland
Colgate-Palmolive, S.A.	France
Colgate-Palmolive, S.A.	Portugal
Colgate-Palmolive, S.A. de C.V.	Mexico
Colgate-Palmolive S.p.A.	Italy
Colgate-Palmolive Temizlik Urunleri Sanayi ve Ticaret, A.S.	Turkey
Colgate-Palmolive (Thailand) Ltd.	Thailand
Cotelle S.A.	France

EXHIBIT 21

Name of Company	State in which Incorporated or Country in which Organized
CPIF Venture, Inc.	Delaware
Hawley & Hazel Chemical Company (Zhongshou) Limited	China
Hawley & Hazel Chemical (Taiwan) Corporation Ltd.	Taiwan
Hill’s Pet Nutrition, Inc.	Delaware
Hill’s Pet Nutrition Indiana, Inc.	Delaware
Hill’s Pet Nutrition Limited	United Kingdom
Hill’s Pet Nutrition Sales, Inc.	Delaware
Hill’s Pet Nutrition Manufacturing, B.V.	Netherlands
Hill’s Pet Nutrition SNC	France
Hill’s Pet Products, Inc.	Delaware
Hill’s-Colgate (Japan) Ltd.	Japan
Inmobiliara Hills, S.A. de C.V.	Mexico
Kolynos Corporation	Delaware
Mission Hills, S.A. de C.V.	Mexico
Softsoap Enterprises, Inc.	Massachusetts

There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.